As filed with the Securities and Exchange Commission on January 26, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fortistar Sustainable Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-2693583
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One North Lexington Avenue
White Plains, NY 10601
(914) 421-4900
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nadeem Nisar
Chief Executive Officer and Director
One North Lexington Avenue
White Plains, NY 10601
(914) 421-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310‑8000 Fax: (212) 310‑8007	Gregg A. Noel, Esq. P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Tel: (213) 687-5000 Fax: (213) 687-5600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251922

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one Warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,137
Shares of Class A Common Stock included as part of the Units(3)	2,875,000 Shares	—	—	— (4)
Warrants included as part of the Units(3)	1,437,500 Warrants	—	—	— (4)
Total			$28,750,000	$3,137(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251922). Includes 375,000 units, consisting of 375,000 shares of Class A common stock and 187,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251922), which was declared effective by the Securities and Exchange Commission on January 26, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Fortistar Sustainable Solutions Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251922) (the “Prior Registration Statement”), initially filed by the Registrant on January 6, 2021 and declared effective by the Securities and Exchange Commission on January 26, 2021. This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units (including 375,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-251922) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP, Counsel to Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-251922)) filed on January 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of White Plains, State of New York on the 26th day of January, 2021.

Fortistar Sustainable Solutions Corp.

By:	/s/ Nadeem Nisar
Name:	Nadeem Nisar
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman of the Board of Directors	January 26, 2021
Mark S. Comora

/s/ Nadeem Nisar	Chief Executive Officer, Director (Principal Executive Officer)	January 26, 2021
Nadeem Nisar

*	Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2021
Scott Contino

/s/ George Coyle	Director	January 26, 2021
George Coyle

/s/ William D. Lese	Director	January 26, 2021
William D. Lese

/s/ Mark M. Little	Director	January 26, 2021
Mark M. Little

*By:	/s/ Nadeem Nisar
Nadeem Nisar
Attorney-in-Fact